UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 9, 2021

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 9, 2021, American Resources Corporation (or the “Company”) issued a press release announcing that the Company has engaged technology veteran William E. Smith III to lead the design, build and operation phase of its rare earth element and critical mineral purification facilities utilizing ligand assisted displacement (“LAD”) chromatography technology, which was recently licensed in partnership with Hasler Ventures and Purdue University.

Mr. Smith, president of CMID, Inc, gained his experience during his thirty-three year career at Eli Lilly and Co. (NYSE:LLY) overseeing technical support of their worldwide manufacturing facilities and responsible for worldwide planning, design, and construction of capital projects. During his tenure at Eli Lilly, he was intimately involved with the chromatography process including the engineering, building out of their facilities and manufacturing operations. Mr. Smith received his Bachelor of Science in Chemical Engineering from Purdue University and is the recipient of the school’s Distinguished Engineering Alumnus Award.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 9, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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